Exhibit 23.2

MAXWELL LOCKE & RITTER L L P
Accountants and Consultants
An Affiliate of CPAmerica International
tel (512) 370 3200 fax (512) 370 3250
www.mlrpc.com

Austin: 401 Congress Avenue, Suite 1100
Austin, TX 78701

Round Rock: 303 East Main Street
Round Rock, TX 78664

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Current Report on Form 8-K/A of GTT Communications, Inc. of our report dated May 21, 2015, with respect to the financial statements of One Source Networks, Inc. and its subsidiary as of December 31, 2014 and 2013, and for each of the years in the two-year period ended December 31, 2014, appearing in this Form 8-K/A.

Austin, Texas
December 31, 2015

Exhibit 23.2

MAXWELL LOCKE & RITTER L L P
Accountants and Consultants
An Affiliate of CPAmerica International
tel (512) 370 3200 fax (512) 370 3250
www.mlrpc.com

Austin: 401 Congress Avenue, Suite 1100
Austin, TX 78701

Round Rock: 303 East Main Street
Round Rock, TX 78664

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Current Report on Form 8-K/A of GTT Communications, Inc. of our report dated May 28, 2014, with respect to the financial statements of One Source Networks, Inc. and its subsidiary as of December 31, 2013 and 2012, and for each of the years in the two-year period ended December 31, 2013, appearing in this Form 8-K/A.

Austin, Texas
December 31, 2015